Exhibit 99.1

111 W 19th Street, 8th Floor New York, NY 10011

New Fortress Energy Announces First Quarter 2022 Results

May 4, 2022

NEW YORK -- New Fortress Energy Inc. (NASDAQ: NFE) (“NFE” or the “Company”) today reported its financial results for the first quarter of 2022.

Summary Highlights

•Reported Q1 2022 net cash flow from operations of $114 million, net income of approximately $241 million and EPS of $1.13 per share on a fully diluted basis
•Reported Q1 2022 Adjusted EBITDA of approximately $258 million (six-months trailing of $592 million)
•Reiterated on-track to achieve illustrative full-year 2022 and 2023 Adjusted EBITDA targets(1) of $1.0+ billion and $1.5+ billion, respectively
•NFE’s Board of Directors approved a dividend of $0.10 per share, with a record date of June 14, 2022 and a payment date of June 28, 2022
•Continued to execute across multiple strategic initiatives. Within the past 60 days:
◦Accelerated optimization initiatives associated with NFE’s floating storage and regasification (FSRU) ships portfolio – 9 FSRUs in total (6 operational, 3 conversion candidates), 3 open / coming open in 2022
◦Executed two 20-year sale and purchase agreements with Venture Global for total 2 million tonnes per annum (mtpa) of LNG supply on free-on-board basis (FOB) from announced / expected onshore Louisiana LNG facilities
◦Materially progressed Fast LNG liquefaction FID projects (Fast LNG 1-3) and new Fast LNG opportunities:
▪Advanced commercial discussions with Eni(2) for 1.4 mtpa (tolling arrangement with 50% offtake rights to NFE per signed MOU announced 2/28)
▪Filed permit applications for 2.8 mtpa deployment offshore Louisiana (100% merchant to NFE, targeted initial in-service 1Q23)
▪Long-lead procurement items for Fast LNG units 2 and 3 have been placed; on schedule with construction activities to place 2 Fast LNG units into service in 2023
▪Advanced pre-application progress for 6 additional Fast LNG permits (1.4 mtpa each) for offshore U.S. Gulf Coast deployment
◦Advanced Zero Parks hydrogen business in-line with previously reported expectations; expect to reach FID(3) and break ground on U.S. Gulf Coast green hydrogen project in Q2 2022

Financial Highlights

	Three Months Ended
(in millions, except Average Volumes)	March 31, 2021	December 31, 2021	March 31, 2022
Revenues	$145.7	$648.6	$505.1
Net (loss) income	$(39.5)	$151.7	$241.2
Terminals and Infrastructure Segment Operating Margin(4)	$32.8	$278.4	$211.1
Ships Segment Operating Margin(4)	$—	$94.8	$89.0
Total Segment Operating Margin(4)	$32.8	$373.2	$300.1
Adjusted EBITDA(5)	$8.6	$334.0	$257.7
Average Volumes (k GPD)	1,440	2,881	2,144

Please refer to our Q1 2022 Investor Presentation (the “Presentation”) for further information about the following terms:
1)"Illustrative Adjusted EBITDA" is based on the "Illustrative Total Segment Operating Margin Goal" less illustrative Core SGA assumed to be at $145M including the pro rata share of Core SG&A from unconsolidated entities. “Illustrative Total Segment Operating Margin Goal,” or “Illustrative Future Goal” means our goal for Total Segment Operating Margin under certain illustrative conditions. Please refer to this explanation for all uses of this term in this press release. This goal reflects the volumes of LNG that it is our goal to sell under binding contracts multiplied by the average price per unit at which we expect to price LNG deliveries, including both fuel sales and capacity charges or other fixed fees, less the cost per unit at which we expect to purchase or produce and deliver such LNG or natural gas, including the cost to (i) purchase natural gas, liquefy it, and transport it to one of our terminals or purchase LNG in strip cargos or on the spot market, (ii) transfer the LNG into an appropriate ship and transport it to our terminals or facilities, (iii) deliver the LNG, regasify it to natural gas and deliver it to our customers or our power plants and (iv) maintain and operate our terminals, facilities and power plants. For vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. There can be no assurance that the costs of purchasing or producing LNG, transporting the LNG and maintaining and operating our terminals and facilities will result in the Illustrative Total Segment Operating Margin Goal reflected. For the purpose of this press release, we have assumed an average Total Segment Operating Margin between $6.76 and $16.25 per MMBtu for all downstream terminal economics, because we assume that (i) we purchase delivered gas at a weighted average of $9.58 in Q2-22, $10.33 in 2022, and $11.50 in 2023, (ii) our volumes increase over time, and (iii) we will have costs related to shipping, logistics and regasification similar to our current operations because the liquefaction facility and related infrastructure and supply chain to deliver LNG from Pennsylvania or Fast LNG (“FLNG”) does not exist, and those costs will be distributed over the larger volumes. For Hygo + Suape assets we assume an average delivered cost of gas of $19.50 in 2022, and $16.21 in 2023 based on industry averages in the region and the existing LNG contract at Sergipe. Hygo + Sergipe incremental assets include every terminal and power plant other than Sergipe, and we assume all are Operational and earning revenue through fuel sales and capacity charges or other fixed fees. This illustration reflects our effective share of operating margin from Sergipe Power Plant. For Vessels chartered to third parties, this illustration reflects the revenue from ships chartered to third parties, capacity and tolling arrangements, and other fixed fees, less the cost to operate and maintain each ship, in each case based on contracted amounts for ship charters, capacity and tolling fees, and industry standard costs for operation and maintenance. We assume an average Total Segment Operating Margin of up to $218k per day per vessel and our effective share of revenue and operating expense related to the existing tolling agreement for the Hilli FLNG going forward. For Fast LNG, this illustration reflects the difference between the delivered cost of open LNG and the delivered cost of open market LNG less Fast LNG production cost. Management is currently in multiple discussions with counterparties to supply feedstock gas at pricing up to $3.89 per MMBtu, multiplied by the volumes for Fast LNG installation of 1.2 MTPA each per year. These costs do not include expenses and income that are required by GAAP to be recorded on our financial statements, including the return of or return on capital expenditures for the relevant project, and selling, general and administrative costs. Our current cost of natural gas per MMBtu are higher than the costs we would need to achieve Illustrative Total Segment Operating Margin Goal, and the primary drivers for reducing these costs are the reduced costs of purchasing gas and the increased sales volumes, which result in lower fixed costs being spread over a larger number of MMBtus sold. References to volumes, percentages of such volumes and the Illustrative Total Segment Operating Margin Goal related to such volumes (i) are not based on the Company’s historical operating results, which are limited, and (ii) do not purport to be an actual representation of our future economics. We cannot assure you if or when we will enter into contracts for sales of additional LNG, the price at which we will be able to sell such LNG, or our costs to produce and sell such LNG. Actual results could differ materially from the illustration and there can be no assurance we will achieve our goal.
2) NFE’s project with Eni is subject to entering into definitive agreements.
3)“FID” means management has made an internal commitment to commit resources (including capital) to a particular project. Our management has not made an FID decision on certain projects as of the date of this press release, and there can be no assurance that we will be willing or able to make any such decision, based on a particular project’s time, resource, capital and financing requirements.
4)“Total Segment Operating Margin” is the total of our Terminals and Infrastructure Segment Operating Margin and Ships Segment Operating Margin. Terminals and Infrastructure Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our 50% ownership of Centrais Elétricas de Sergipe Participações S.A. (“CELSEPAR”). Ships Segment Operating Margin includes our effective share of revenue, expenses and operating margin attributable to our ownership of 50% of the common units of Hilli LLC. Hilli LLC owns Golar Hilli Corporation (“Hilli Corp”), the disponent owner of the Hilli.
5)“Adjusted EBITDA” see definition and reconciliation of this non-GAAP measure in the exhibits to this press release.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investors section of New Fortress Energy’s website, www.newfortressenergy.com, and the Company’s most recent Annual Report on Form 10-K, which is available on the Company’s website. Nothing on our website is included or incorporated by reference herein.

Earnings Conference Call
Management will host a conference call on Thursday, May 5, 2022 at 8:00 A.M. Eastern Time. The conference call may be accessed by dialing (866) 953-0778 (from within the U.S.) or (630) 652-5853 (from outside of the U.S.) fifteen minutes prior to the scheduled start of the call; please reference “NFE First-Quarter 2022 Earnings Call."

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newfortressenergy.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A replay of the conference call will be available after 11:00 A.M. Eastern Time on May 5, 2022 through 11:00 A.M. Eastern Time on May 12, 2022 at (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside of the U.S.), Passcode: 4257013.

About New Fortress Energy Inc.
New Fortress Energy Inc. (NASDAQ: NFE) is a global energy infrastructure company founded to help address energy poverty and accelerate the world’s transition to reliable, affordable, and clean energy. The company owns and operates natural gas and liquefied natural gas (LNG) infrastructure, ships, and logistics assets to rapidly deliver turnkey energy solutions to global markets. Collectively, the company’s assets and operations reinforce global energy security, enable economic growth, enhance environmental stewardship and transform local industries and communities around the world.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” including: our expected delivery and sales volumes of LNG and growth goals, including with respect to ability to finalize definitive agreements, cargo optimization, and other drivers; expected needs for LNG supply and demand in the future; expectations regarding ability to construction, complete and commission our projects on time and within budget to derive expected goals and benefits; ability to maintain our expected development timelines; expected or illustrative financial metrics; our ability to finalize and execute definitive agreements with Eni and to fulfill all of the conditions precedent to effectiveness under our HOA; expectations regarding our benefits from our Fast LNG asset and ability to use our current assets for our Fast LNG project; expectations regarding our ability to place our Fast LNG asset into service within our expected timeline; our ability to match our LNG supply and demand profile; our expected needs for LNG supply in the future; our ability to reach FID on our NFE Zero Parks facility; capitalization of NFE Zero Parks; and the implementation and success of our financing alternatives, including any asset sales. You can identify these forward-looking statements by the use of forward-looking words such as “expects,” “may,” “will,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” or the negative version of those words or other comparable words. These forward-looking statements represent the Company’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the risk that the volumes we are able to sell are less than we expect due to decreased customer demand or our inability to supply; our ability to successfully benefit from current elevated and volatile commodity market environment; the risk that our development, construction or commissioning of our facilities will take longer than we expect; the risk that we fail to meet internal financial metrics or financial metrics posed by the market on us; the risk that we may not develop our Fast LNG project on the timeline we expect or at all, or that we do not receive the benefits we expect from the Fast LNG project; cyclical or other changes in the demand for and price of LNG and natural gas; the risk that the foregoing or other factors negatively impact our liquidity and our ability to capitalize our projects; and the risk that we may be unable to implement our financing strategy or to effectively leverage our assets. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in the Company’s annual and quarterly reports filed with the SEC, which could cause its actual results to differ materially from those contained in any forward-looking statement.

IR:
Brett Magill
bmagill@newfortressenergy.com

Media:
jsuski@newfortressenergy.com
(516) 268-7403

Source: New Fortress Energy Inc.

Exhibits – Financial Statements
Condensed Consolidated Statements of Operations
For the three months ended December 31, 2021 and March 31, 2022
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	For the Three Months Ended
	December 31, 2021	March 31, 2022
Revenues
Operating revenue	$548,395	$400,075
Vessel charter revenue	87,592	92,420
Other revenue	12,644	12,623
Total revenues	648,631	505,118

Operating expenses
Cost of sales	282,477	208,298
Vessel operating expenses	20,976	22,964
Operations and maintenance	18,356	23,168
Selling, general and administrative	74,927	48,041
Transaction and integration costs	2,107	1,901
Depreciation and amortization	30,297	34,290
Total operating expenses	429,140	338,662
Operating income	219,491	166,456
Interest expense	46,567	44,916
Other (income), net	(3,692)	(19,725)
Loss on extinguishment of debt, net	10,975	—
Net income before income / loss from equity method investments and income taxes	165,641	141,265
(Loss) income from equity method investments	(8,515)	50,235
Tax provision (benefit)	5,403	(49,681)
Net income	151,723	241,181
Net income attributable to non-controlling interest	(866)	(2,912)
Net income attributable to stockholders	$150,857	$238,269

Net income per share – basic	$0.73	$1.14
Net income per share – diluted	$0.72	$1.13

Weighted average number of shares outstanding – basic	207,479,963	209,928,070
Weighted average number of shares outstanding – diluted	210,511,076	210,082,295

Adjusted EBITDA
For the three months ended March 31, 2022
(Unaudited, in thousands of U.S. dollars)

Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered in isolation or as an alternative to income/(loss) from operations, net income/(loss), cash flow from operating activities or any other measure of performance or liquidity derived in accordance with GAAP. We believe this non-GAAP measure, as we have defined it, offers a useful supplemental view of the overall operation of our business in evaluating the effectiveness of our ongoing operating performance in a manner that is consistent with metrics used for management’s evaluation of the Company’s overall performance and to compensate employees. We believe that Adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation, and amortization which vary substantially from company to company depending on capital structure, the method by which assets were acquired and depreciation policies. Further, we exclude certain items from our SG&A not otherwise indicative of ongoing operating performance.
We calculate Adjusted EBITDA as net income, plus transaction and integration costs, contract termination charges and loss on mitigations sales, depreciation and amortization, interest expense (net of interest income), other (income), net, loss on extinguishment of debt, changes in fair value of non-hedge derivative instruments and contingent consideration, tax expense, and adjusting for certain items from our SG&A not otherwise indicative of ongoing operating performance, including non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost to pursue new business opportunities and expenses associated with changes to our corporate structure, plus our pro rata share of Adjusted EBITDA from unconsolidated entities, less the impact of equity in earnings (losses) of unconsolidated entities.
Adjusted EBITDA is mathematically equivalent to our Total Segment Operating Margin, as reported in the segment disclosures within our financial statements, minus Core SG&A, including our pro rata share of such expenses of unconsolidated entities. Core SG&A is defined as total SG&A adjusted for non-cash share-based compensation and severance expense, non-capitalizable development expenses, cost of exploring new business opportunities and expenses associated with changes to our corporate structure. Core SG&A excludes certain items from our SG&A not otherwise indicative of ongoing operating performance.
The principal limitation of this non-GAAP measure is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measure to our GAAP net income/(loss), and not to rely on any single financial measure to evaluate our business. Adjusted EBITDA does not have a standardized meaning, and different companies may use different Adjusted EBITDA definitions. Therefore, Adjusted EBITDA may not be necessarily comparable to similarly titled measures reported by other companies. Moreover, our definition of Adjusted EBITDA may not necessarily be the same as those we use for purposes of establishing covenant compliance under our financing agreements or for other purposes. Adjusted EBITDA should not be construed as alternatives to net income (loss) and diluted earnings (loss) per share attributable to New Fortress Energy, which are determined in accordance with GAAP.

The following table sets forth a reconciliation of net income to Adjusted EBITDA for the 3 months ended March, 31, 2021, December 31, 2021 and March 31, 2022:

(in thousands)	Three Months Ended March 31, 2021	Three Months Ended December 31, 2021	Three Months Ended March 31, 2022
Total Segment Operating Margin	$32,761	$373,150	$300,083
Less: Core SG&A (see definition above)	24,129	38,033	40,960
Less: Pro rata share Core SG&A from unconsolidated entities	—	1,110	1,390
Adjusted EBITDA	$8,632	$334,007	$257,733

Net (loss) income	$(39,509)	$151,723	$241,181
Add: Interest expense (net of interest income)	18,680	46,567	44,916
Add: Tax provision (benefit)	(877)	5,403	(49,681)
Add: Depreciation and amortization	9,890	30,297	34,290
Add: SG&A items excluded from Core SG&A (see definition above)	9,488	36,894	7,081
Add: Transaction and integration costs	11,564	2,107	1,901
Add: Other (income), net	(604)	(3,692)	(19,725)
Add: Changes in fair value of non-hedge derivative instruments and contingent consideration	—	472	(2,492)
Add: Loss on extinguishment of debt, net	—	10,975	—
Add: Pro rata share of Adjusted EBITDA from unconsolidated entities(1)	—	44,746	50,497
Less: Loss (income) from equity method investments	—	8,515	(50,235)
Adjusted EBITDA	$8,632	$334,007	$257,733

(1)Includes the Company’s effective share of Adjusted EBITDA of CELSEPAR of $24,173 and $30,207 for the three months ended December 31, 2021 and March 31, 2022 respectively, and the Company’s effective share of the Adjusted EBITDA of Hilli LLC of $20,573 and $20,291 for the three months ended December 31, 2021 and March 31, 2022, respectively. We acquired our investments in CELSEPAR and Hilli in the Mergers in the second quarter of 2021, and accordingly, there is no impact to Adjusted EBITDA in the first quarter of 2021 from these investments.

Segment Operating Margin
(Unaudited, in thousands of U.S. dollars)

Performance of our two segments, Terminals and Infrastructure and Ships, is evaluated based on Segment Operating Margin. Segment Operating Margin reconciles to Consolidated Segment Operating Margin as reflected below, which is a non-GAAP measure. We define Consolidated Segment Operating Margin as GAAP net income (loss), adjusted for selling, general and administrative expense, transaction and integration costs, contract termination charges and loss on mitigation sales, depreciation and amortization, interest expense, other (income) expense, loss on extinguishment of debt, net, income from equity method investments and tax expense. Consolidated Segment Operating Margin is mathematically equivalent to Revenue minus Cost of sales minus Operations and maintenance minus Vessel operating expenses, each as reported in our financial statements.

Three Months Ended March 31, 2022
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$211,083	$89,000	$300,083	$(49,395)	$250,688
Less:
Selling, general and administrative					48,041
Transaction and integration costs					1,901
Depreciation and amortization					34,290
Interest expense					44,916
Other (income), net					(19,725)
(Income) from equity method investments					(50,235)
Tax (benefit)					(49,681)
Net income					$241,181

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The earnings attributable to the investment of $36,680 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments in the consolidated statements of operations and comprehensive income (loss). Terminals and Infrastructure does not include the unrealized mark-to-market gain on derivative instruments of $2,492 for the three months ended March 31, 2022 reported in Cost of sales.
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $13,555 for the three months ended March 31, 2022 are reported in (loss) income from equity method investments in the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended December 31, 2021
(in thousands of $)	Terminals and Infrastructure ⁽¹⁾	Ships ⁽²⁾	Total Segment	Consolidation and Other ⁽³⁾	Consolidated
Segment Operating Margin	$278,354	$94,796	$373,150	$(46,328)	$326,822
Less:
Selling, general and administrative					74,927
Transaction and integration costs					2,107
Depreciation and amortization					30,297
Interest expense					46,567
Other (income), net					(3,692)
Loss from extinguishment of debt					10,975
Loss from equity method investments					8,515
Tax provision					5,403
Net income					$151,723

(1)Terminals and Infrastructure includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR. The losses attributable to the investment of $18,580 for the three months ended December 31, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss). Terminals and Infrastructure does not include the unrealized mark-to-market loss on derivative instruments of $472 for the three months ended December 31, 2021 reported in Cost of sales.
(2)Ships includes the Company's effective share of revenues, expenses and operating margin attributable to 50% ownership of the Hilli Common Units. The earnings attributable to the investment of $10,065 for the three months ended December 31, 2021 are reported in (loss) income from equity method investments on the condensed consolidated statements of operations and comprehensive income (loss).
(3)Consolidation and Other adjusts for the inclusion of the effective share of revenues, expenses and operating margin attributable to 50% ownership of CELSEPAR and Hilli Common Units in our segment measure and exclusion of the unrealized mark-to-market gain or loss on derivative instruments.

Three Months Ended March 31, 2021
(in thousands of $)	Terminals and Infrastructure	Ships	Total Segment	Consolidation and Other	Consolidated
Segment Operating Margin	$32,761	$—	$32,761	$—	$32,761
Less:
Selling, general and administrative					33,617
Transaction and integration costs					11,564
Depreciation and amortization					9,890
Interest expense					18,680
Other (income), net					(604)
Tax (benefit)					(877)
Net loss					$(39,509)

Condensed Consolidated Balance Sheets
As of March 31, 2022 and December 31, 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$156,173	$187,509
Restricted cash	74,873	68,561
Receivables, net of allowances of $164 and $164, respectively	238,614	208,499
Inventory	54,273	37,182
Prepaid expenses and other current assets, net	82,392	83,115
Total current assets	606,325	584,866

Restricted cash	7,960	7,960
Construction in progress	1,238,313	1,043,883
Property, plant and equipment, net	2,160,025	2,137,936
Equity method investments	1,327,444	1,182,013
Right-of-use assets	419,819	309,663
Intangible assets, net	135,650	142,944
Finance leases, net	601,953	602,675
Goodwill	760,135	760,135
Deferred tax assets, net	6,048	5,999
Other non-current assets, net	102,136	98,418
Total assets	$7,365,808	$6,876,492

Liabilities
Current liabilities
Current portion of long-term debt	$100,666	$97,251
Accounts payable	81,126	68,085
Accrued liabilities	252,859	244,025
Current lease liabilities	60,552	47,114
Other current liabilities	83,128	106,036
Total current liabilities	578,331	562,511

Long-term debt	3,836,610	3,757,879
Non-current lease liabilities	336,399	234,060
Deferred tax liabilities, net	239,060	269,513
Other long-term liabilities	57,503	58,475
Total liabilities	5,047,903	4,882,438

Commitments and contingencies

Stockholders’ equity
Class A common stock, $0.01 par value, 750.0 million shares authorized, 207.5 million issued and outstanding as of March 31, 2022; 206.9 million issued and outstanding as of December 31, 2021	2,076	2,069
Additional paid-in capital	1,888,842	1,923,990
Retained earnings (accumulated deficit)	105,870	(132,399)
Accumulated other comprehensive income (loss)	116,789	(2,085)
Total stockholders' equity attributable to NFE	2,113,577	1,791,575
Non-controlling interest	204,328	202,479
Total stockholders' equity	2,317,905	1,994,054
Total liabilities and stockholders' equity	$7,365,808	$6,876,492

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
For the three months ended March 31, 2022 and 2021
(Unaudited, in thousands of U.S. dollars, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenues
Operating revenue	$400,075	$91,196
Vessel charter revenue	92,420	—
Other revenue	12,623	54,488
Total revenues	505,118	145,684

Operating expenses
Cost of sales	208,298	96,671
Vessel operating expenses	22,964	—
Operations and maintenance	23,168	16,252
Selling, general and administrative	48,041	33,617
Transaction and integration costs	1,901	11,564
Depreciation and amortization	34,290	9,890
Total operating expenses	338,662	167,994
Operating income (loss)	166,456	(22,310)
Interest expense	44,916	18,680
Other (income), net	(19,725)	(604)
Net income (loss) before income from equity method investments and income taxes	141,265	(40,386)
Income from equity method investments	50,235	—
Tax benefit	(49,681)	(877)
Net income (loss)	241,181	(39,509)
Net (income) loss attributable to non-controlling interest	(2,912)	1,606
Net income (loss) attributable to stockholders	$238,269	$(37,903)

Net income (loss) per share – basic	$1.14	$(0.21)
Net income (loss) per share – diluted	$1.13	$(0.21)

Weighted average number of shares outstanding – basic	209,928,070	176,500,576
Weighted average number of shares outstanding – diluted	210,082,295	176,500,576

Other comprehensive income (loss):
Net income (loss)	$241,181	$(39,509)
Currency translation adjustment	120,830	(997)
Comprehensive income (loss)	362,011	(40,506)
Comprehensive loss (income) attributable to non-controlling interest	(4,868)	2,480
Comprehensive income (loss) attributable to stockholders	$357,143	$(38,026)

Condensed Consolidated Statements of Cash Flows
For the three months ended March 31, 2022 and 2021
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net income (loss)	$241,181	$(39,509)
Adjustments for:
Amortization of deferred financing costs and debt guarantee, net	3,424	400
Depreciation and amortization	34,852	10,160
(Earnings) of equity method investees	(50,235)	—
Drydocking expenditure	(2,454)	—
Dividends received from equity method investees	7,609	—
Change in market value of derivatives	(24,855)	—
Deferred taxes	(58,769)	(1,412)
Share-based compensation	880	1,770
Other	997	393
Changes in operating assets and liabilities, net of acquisitions:
(Increase) in receivables	(58,462)	(19,223)
(Increase) in inventories	(18,617)	(5,171)
(Increase) in other assets	(15,440)	(36,943)
Decrease in right-of-use assets	17,016	9,772
Increase (Decrease) in accounts payable/accrued liabilities	68,520	(22,399)
Increase in amounts due to affiliates	2,035	1,879
(Decrease) in lease liabilities	(11,773)	(10,584)
(Decrease) in other liabilities	(21,527)	(1,119)
Net cash provided by (used in) operating activities	114,382	(111,986)

Cash flows from investing activities
Capital expenditures	(189,221)	(80,810)
Entities acquired in asset acquisitions, net of cash acquired	—	(8,817)
Other investing activities	—	(630)
Net cash (used in) investing activities	(189,221)	(90,257)

Cash flows from financing activities
Proceeds from borrowings of debt	200,836	—
Payment of deferred financing costs	(3,504)	(670)
Repayment of debt	(123,669)	—
Payments related to tax withholdings for share-based compensation	(13,054)	(29,564)
Payment of dividends	(23,773)	(17,657)
Net cash provided by financing activities	36,836	(47,891)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	12,979	—
Net (decrease) in cash, cash equivalents and restricted cash	(25,024)	(250,134)
Cash, cash equivalents and restricted cash – beginning of period	264,030	629,336
Cash, cash equivalents and restricted cash – end of period	$239,006	$379,202

Supplemental disclosure of non-cash investing and financing activities:
Changes in accounts payable and accrued liabilities associated with construction in progress and property, plant and equipment additions	$19,838	$26,311
Liabilities associated with consideration paid for entities acquired in asset acquisitions	—	11,845